Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Form S-8 Registration Statement of Mesa Laboratories, Inc. of our report dated June 1, 2021 with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Mesa Laboratories Inc., appearing in the Annual Report on Form 10-K of Mesa Laboratories, Inc. for the year ended March 31, 2021.

/s/ Plante & Moran, PLLC

Denver, Colorado

August 30, 2021